EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333- 6436 on Form S-8 of our report, dated June 27, 2018, appearing in the Annual Report on Form 11-K of the Enbridge Employee Services, Inc. Employees’ Savings Plan for the year ended December 31, 2017.

/s/ McConnell & Jones LLP
Houston, Texas
June 27, 2018